UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2021

Bill.com Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-39149	83-2661725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6220 America Center Drive, Suite 100 San Jose, California 95002 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 621-7700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	BILL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The following actions were taken at the Annual Meeting of Stockholders of Bill.com Holdings, Inc. (the “Company”), held on December 9, 2021:

Proposal 1: Election of Directors. The following Class II Directors were elected to serve on the Company’s Board of Directors (the “Board”) until the 2024 Annual Meeting of Stockholders or until their successors are duly elected and qualified:

	For	Withheld	Broker Non-Votes
Allison Mnookin	68,688,747	12,191,743	6,956,322
Steven Piaker	68,681,306	12,199,184	6,956,322
Rory O’Driscoll	66,021,381	14,859,109	6,956,322
Steve Fisher	80,454,438	426,052	6,956,322

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm. The Board’s proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022 was approved:

For	Against	Abstain
87,468,523	339,892	28,397

Proposal 3: Advisory Vote on Executive Compensation. The Board’s proposal for stockholders to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers was approved:

For	Against	Abstain	Broker Non-Votes
75,258,766	5,567,352	54,372	6,956,322

Proposal 4: Advisory Vote on the Frequency of Advisory Votes on Executive Officer Compensation. The Company’s stockholders, on a non-binding advisory basis, indicated their preference for an advisory vote on executive compensation to be held every year:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
74,742,034	12,992	474,551	5,650,913	6,956,322

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BILL.COM HOLDINGS, INC.

Date: December 10, 2021	By:	/s/ Raj Aji
Raj Aji
General Counsel, Chief Compliance Officer and Secretary